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                                                               Exhibit 10xx(i)
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                      AMENDMENTS TO PACIFIC TELESIS GROUP
                    NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                TREATMENT OF OUTSTANDING OPTIONS ON SEPARATION


RESOLVED that, in accordance with Section 11 of Appendix A of the Separation Agreement between Pacific Telesis Group and PacTel Corporation, effective as of the date of separation of PacTel Corporation and its wireless subsidiaries from the corporation and its other subsidiaries, the following changes are made to the Pacific Telesis Group Nonemployee Director Stock Option Plan the "Plan"):

      1. Outstanding stock options in the corporation's common stock granted under the Plan and held by optionees who are nonemployee directors of PacTel Corporation as of the date of separation will be substituted with stock options in PacTel Corporation's common stock, the number to be determined at separation.

      2. Outstanding stock options in the corporation's common stock granted under the Plan and held by optionees who are nonemployee directors of the corporation as of the date of separation or who are former nonemployee directors of the corporation who retired before the date of separation will be replaced with a combination of stock options in both the corporation's common stock and PacTel Corporation's common stock in the same ratio to be applied to outstanding shares of the corporation's common stock at separation.

      3. The exercise price for all such substituted or replaced stock options will be adjusted so that there is no net change in the "spread" between the aggregate exercise prices of such options and the fair market value of the underlying common stock immediately before the date of separation and the aggregate exercise prices of such options and the fair market value of the underlying stock as of the date of separation, determined based on an average of the fair market value of the corporation's and PacTel Corporation's common stock over a 10-business-day period preceding the date of separation.

and be it

      FURTHER RESOLVED that the officers of this corporation, and any one of them, are authorized and directed, in the name and on behalf of this corporation, to execute and deliver amendments to the agreements relating to options granted under the Plan relating to the replacement of such options referred to hereinabove;







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and be it

      FURTHER RESOLVED that the officers of this corporation, and any one of them, are authorized and directed, in the name and on behalf of this corporation, to do any and all other acts and things, to make any and all other determinations, and to execute any and all other documents that they deem necessary or advisable to effectuate the purposes of these resolutions.







Board of Directors
Pacific Telesis Group
February 25, 1994







































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